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                                     EXHIBIT 4.2


                       FORM OF INCENTIVE STOCK OPTION AGREEMENT


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                                      INCENTIVE
                                STOCK OPTION AGREEMENT

                                       PARTIES

     This Agreement is entered into effective as of OPTION DATE by and between VYREX CORPORATION, a Nevada corporation, ("Corporation"), and EMPLOYEE ("Employee" or "Optionee").

                                       RECITALS

     A. The Corporation has adopted a 1993 Stock Option Plan ("1993 Plan") that provides for the grant of incentive stock options meeting the requirements of IRC Section 422, and other forms of non-statutory stock options to purchase shares of the Corporation's common stock ("Shares").

     B. The Employee is now employed by the Corporation, and the Corporation desires to have the Employee remain in the employment of the Corporation, and to afford the Employee the opportunity to obtain share ownership in the Corporation so that the Employee may have a significant proprietary interest in the Corporation's success.

     C. The Compensation Committee ("Committee") or the Board of Directors of the Corporation ("Board") has granted to the Employee certain incentive stock options ("Options") upon and subject to the terms and conditions of the 1993 Plan and this Agreement.

     NOW THEREFORE, specifically incorporating these recitals herein, it is agreed as follows:

                                      AGREEMENT

                                      SECTION 1
                                   GRANT OF OPTION

     1.1 NUMBER OF SHARES. Subject to the terms and conditions of this Agreement and the 1993 Plan, Corporation grants to Optionee the Option to purchase from Corporation NUMBER OF SHARES (# SHARES,000) shares of
Stock ("Option Shares").

     1.2  EXERCISE PRICE.   The Option Shares are exercisable at EXERCISE PRICE
dollars ($$$$.00) per share ("Option Price"). The Option Price has been determined by the Board not to be less than one hundred percent (100%) of the fair market value (as defined in the 1993 Plan) of the Stock on the date this Option is granted.

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     1.3  TERM.  The Expiration Date for all Options shall be ten (10) years from the date this Option is granted.

     1.4 VESTING. The Option granted herein vests at the rate of 1/48th per month for forty-eight (48) months, starting on the date this Option is granted, with the first 3/48th vesting at the conclusion of Optionee's initial ninety
(90) days of employment with Vyrex.

     1.5 CONDITIONS OF OPTION. Each Option may only be exercised during the period commencing on the date it may initially be exercised as set forth in
Section 2 hereinbelow, and otherwise subject to the terms and conditions as set forth in this Agreement and the 1993 Plan.

                                      SECTION 2
                                 EXERCISE OF OPTIONS

     2.1 DATE EXERCISABLE. The Option shall become exercisable by Optionee in accordance with Section 1.4 above.

     2.2 MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. The Option Shares may be exercised by the Optionee, (or in the case of his death, by his or her legatee(s) of such Option Shares under his or her last will or by his or her executors, personal representatives or distributes) by giving written notice to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is being exercised. Except as otherwise provided in the Plan, the purchase price of common stock upon exercise of any Option by an optionee may be paid in full (i) in cash or (ii) by such other medium of payment as the Committee, in its discretion, shall authorize. As soon as reasonably possible following such exercise, a certificate representing Shares purchased, registered in the name of the Optionee, shall be delivered to the Optionee.

     2.3 RULE 16b-3. Options granted herein subject to Section 16 of the Securities Exchange Act of 1934 ("34 Act") shall, to the extent practicable, desirable, or as determined by the Committee, comply with the applicable provisions of Rule 16b-3 of the 34 Act and may, as determined by the Committee, contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the 34 Act with respect to 1993 Plan transactions.

     2.4 STOCK CERTIFICATES. Promptly after any exercise in whole or in part of the Options by Employee, Corporation shall deliver to Employee a certificate or certificates for the number of Shares with respect to which the Options were so exercised, registered in Employee's name.

     2.5 BUY-OUT PROVISIONS. The Committee may at any time offer on behalf of the Corporation to buy out, for a payment in cash or stock, one or more of these Options based on such terms and conditions as the Committee shall establish and communicate to the Employee at the time that such offer is made; provided, however, that buy-out offers made to

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officers, directors and ten percent (10%) shareholders may only be payable in cash. Any such cash offer made to an Officer or Director shall, to the extent practicable, desirable, or as determined by the Committee, comply with the applicable provisions of Rule 16b-3, if any.

                                      SECTION 3
                                 DURATION OF OPTIONS

     The Options, to the extent not previously exercised, shall terminate upon the earliest of the following dates:

     3.1 TERMINATION OF EMPLOYMENT. In the event Employee's employment is terminated, as defined in the 1993 Plan, for any reason other than the Employee's death or total disability, the Employee may exercise as incentive stock options any Option, but only within three (3) months from the date of such termination, and only to the extent that the Employee was entitled to exercise them at the date of such termination, and in no event later than the expiration of the term of such Option. To the extent that Employee was not entitled to exercise an Options at the date of such termination, and to the extent the Employee does not exercise such Option (to the extent otherwise so entitled) within the three (3) month time specified hereinabove, the unexercised portion of the Option shall be void.

     Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation, or a parent or subsidiary of the Corporation, to terminate Employee's employment for any reason, with or without cause.

     3.2 DISABILITY OF EMPLOYEE. In the event Employee's employment relationship is terminated as a result of Employee's disability as defined in the 1993 Plan, the Employee may exercise his or her Options as incentive stock options, but only within twelve (12) months following the date of termination due to disability, and only to the extent that the Employee was entitled to exercise them at the date of such termination, but in no event later than the Expiration Date. To the extent that Employee was not entitled to exercise an Option at the date of such termination, and to the extent the Employee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall continue in force as valid non-statutory options in favor of Employee capable of being exercised until the Expiration Date.

     3.3 DEATH OF EMPLOYEE. In the event of an Employee's death, the Employee's estate or a person who acquired the right to exercise the deceased Employee's Options by bequest or inheritance may exercise the Options as incentive stock options, but only within twelve (12) months following the date of death, and only to the extent that the Employee was entitled to exercise them at the date of death (but in no event later than the Expiration Date). To the extent that Employee was not entitled to exercise an Option at the date of death, and to the extent the Employee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall continue in force as valid non-statutory options in favor of Employee capable of being exercised until the Expiration Date.

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                                      SECTION 4
                                 NON-TRANSFERABILITY

     4.1 RESTRICTION. The Options are not transferable by Employee otherwise than by testamentary will or the laws of descent and distribution and, during Employee's lifetime, may be exercised only by Employee or Employee's guardian or legal representative. No assignment, sale, pledge, hypothecation, disposition or transfer of the Options, whether voluntary, involuntary, or by operation of law or otherwise, except by testamentary will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right, but immediately upon any attempt to assign or transfer one or more Options, the Options shall terminate and be of no force or effect. No Option shall be made subject to execution, attachment, or similar process.

     4.2 EXERCISE IN EVENT OF DEATH OR DISABILITY. Whenever the word "Employee" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to the Employee's guardian, legal representative, executor, administrator, or the person or persons to whom an Option(s) may be transferred by testamentary will or by the laws of descent and distribution, the word "Employee" shall be deemed to include such person or persons.

                                      SECTION 5
                      NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE

     Employee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Options under this Agreement to which the Options shall not have been exercised.

                                      SECTION 6
                                     ADJUSTMENTS

     6.1 NO EFFECT ON CHANGES IN CORPORATION'S CAPITAL STRUCTURE. The existence of the Options shall not affect in any way the right or power of Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in Corporation's capital structure or its business, or any merger or consolidation of Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Option Shares, or the dissolution or liquidation of Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     6.2 ADJUSTMENT TO OPTION SHARES. The Option Shares are subject to adjustment upon changes in capitalization, dissolution, merger, asset sale or a change in control as follows:

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     (a)  CHANGES IN CAPITALIZATION.  Subject to any required action by the shareholders of the Corporation, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the 1993 Plan but as to which no options have yet been granted or which have been returned to the 1993 Plan upon cancellation or expiration of an option, as well as the price per Option Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Option Shares.

     (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Corporation, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board of Directors and give each Employee the right to exercise his Options as to all or any part of the Option Shares, including Option Shares as to which an Option would not otherwise be exercisable.

     (c) MERGER OR CONSOLIDATION. In the event of a merger of the Corporation with or into another corporation, or the sale of substantially all of the assets of the Corporation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Corporation (if the Corporation is the surviving corporation). In the event the Corporation is not the surviving corporation and the surviving corporation will not assume the outstanding Options, the agreement of merger or consolidation shall provide for payment of a cash settlement for Options equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price.

     In connection with any adjustment under this Section 6 resulting in a fractional share interest, such interest may be rounded down to the nearest whole share if such interest is less than 0.5 share; otherwise such fractional share interest may be rounded up to the nearest whole share.

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                                      SECTION 7
                           COMPLIANCE WITH SECURITIES LAWS

     7.1 NO EXERCISE UNTIL COMPLIANCE. If the Committee at any time determines that registration or qualification of the Option Shares or the Options under state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable, then the Options may not be exercised, in whole or in part, until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     7.2 INVESTMENT REPRESENTATIONS RE: FEDERAL SECURITIES LAWS. The Shares, as of the date hereof, have not been registered under the 33 Act and the Corporation has no plans to register them. The Employee represents that one or more of these Options are exercised in whole or in part at a time when there is NOT in effect, under the 33 Act, a registration statement applicable to the Option Shares issuable upon exercise, then the purchase of such Option Shares is expressly conditioned upon the following representations, warranties and covenants:

          (a) Any Option Shares purchased upon exercise of these Options shall be acquired for the Employee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the Option Shares in violation of the 33 Act, or any rule or regulation under the 33 Act. Further, the Employee either has a pre-existing personal or business relationship with the Corporation or any of its officers, directors or controlling persons, and/or by reason of Employee's business or financial experience, or the business or financial experience of his professional advisors who are unaffiliated with and not compensated by the Corporation, he could reasonably be assumed to have the capacity to protect his own interests in connection with the grant, exercise and sale of the Options and Option Shares.

          (b) The Employee has had such opportunity as he has deemed adequate to obtain from representatives of the Corporation such information as is necessary to permit the Employee to evaluate the merits and risks of his or her investment in the Corporation.

          (c) The Employee is able to bear the economic risk of holding Shares acquired pursuant to the exercise of the Options for an indefinite period.

          (d)  The Employee understands that:

               (i) the Shares acquired pursuant to the exercise of the Option will not be registered under the 33 Act or under any state securities laws and are "restricted securities" within the meaning of Rule 144 under the 33 Act;

               (ii) such Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the 33 Act;

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               (iii)  in any event, the exemption from registrations under
Rule 144 will not be available for at least two (2) years, and even then will not be available unless a public market then exists for the Shares, adequate information concerning the Corporation is then available to the public, and other terms and conditions of Rule 144 are complied with; and

               (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to the 1993 Plan of the Corporation and the Corporation has no obligation or current intention to register any shares acquired pursuant to the exercise of these Options under the 33 Act.

          By making payment upon exercise of these Options, the Employee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 7.2.

                                      SECTION 8
                             LEGEND ON STOCK CERTIFICATES

     All stock certificates representing Shares issued to the Employee upon exercise of these Options shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

                         The shares of stock represented by
                         this certificate have not been
                         registered under the Securities Act of
                         1933, or under the securities laws of
                         any state, and may not be transferred,
                         sold or otherwise disposed of in the
                         absence of an effective registration
                         statement with respect to the shares
                         evidenced by this certificate, filed
                         and made effective under the Securities
                         Act of 1933, and registration or exemption under state securities laws, or an opinion of counsel satisfactory to the Corporation to the effect that registration under such Act and state securities laws is not required.

                                      SECTION 9
                               MISCELLANEOUS PROVISIONS

     9.1 VIOLATION. Any provision of this Agreement to the contrary notwithstanding, the Options shall not be exercisable at any time, in whole or in part, if issuance and delivery of the Option Shares would violate any law or regulation.

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     9.2  DISPUTES.  Any dispute or disagreement that may arise under or as a result of this Agreement, or any question as to the interpretation of this Agreement, may be determined by the Committee in its absolute and uncontrolled discretion, and any such determination shall be final, binding, and conclusive on all affected persons.

     9.3 NOTICES. Any notice that a party may be required or permitted to give to the other shall be in writing, and may be delivered personally or by certified or registered mail, postage prepaid, addressed

     If to the Company:       Vyrex Corporation
                              2159 Avenida de la Playa
                              La Jolla, California 92037
                              Attn: Sheldon S. Hendler

     With a copy to:          Fisher Thurber, LLP
                              4225 Executive Square
                              Suite 1600
                              La Jolla, California  92037-1483
                              Attn: David A. Fisher

     If to Employee:          At such address as employee has
                              given to the Company as Employees
                              permanent residence.

or such other address as either party, by notice to the other, may designate in writing from time to time;

     9.4 TAX ELECTIONS. Employee acknowledges that he has considered the advisability of all tax elections in connection with the exercise of the Options and purchase of the Option Shares hereunder, and the execution and delivery of this Agreement, including the making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and any similar elections under California or other applicable state law, and that the Corporation has no responsibility for the making of any such election. Employee further acknowledges he shall consult with his tax advisor, at his own expense, regarding the tax consequences of the grant of the Options, the exercise of the Options and the sale of the Option Shares prior to the signing of this Agreement.

     9.5 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9.6 TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

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     9.7  ENTIRE AGREEMENT.  This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     9.8 AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     9.9 COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

     9.10 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

     9.11 PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     9.12 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     9.13 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     9.14 SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     9.15 UNREGISTERED SHARES. Employee represents that he/she understands that the Stock is not now registered under the Securities Act of 1933 or under any state securities law and that the Stock may not be so registered in the foreseeable future.

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     9.16 REPRESENTATION BY COUNSEL.  Employee represents that she has been advised that she is not being represented in this transaction by the corporation's attorneys and that Employee has been advised to seek separate legal counsel for advice in this matter, and Employee has done so to the extent desired. Employee's legal counsel has reviewed this and related and unrelated agreements between Employee and the Corporation, and has been involved in the negotiation of the terms hereof, has advised Employee regarding this and the other agreements, and Employee has relied solely thereon.

     In witness whereof the parties have executed this Agreement.

                                   VYREX CORPORATION
                                   a Nevada corporation



                                   By:
                                      ---------------------------
                                      SHELDON S. HENDLER, PRESIDENT


     The undersigned Employee hereby acknowledges receipt of this Incentive and Non-Statutory Stock Option Agreement, accepts the Options granted thereunder, agrees to the terms and conditions thereof, and acknowledges receipt of a copy of the Corporation's 1993 Stock Option Plan.




                                        ------------------------------
                                        EMPLOYEE NAME, Employee

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                                  VYREX CORPORATION

                         NOTICE OF EXERCISE OF STOCK OPTION


     I hereby exercise one of the stock Options granted by Vyrex Corporation and seek to purchase _____________ common shares of the Corporation pursuant to said Option. I understand that this exercise is subject to all the terms and provisions of the Incentive Stock Option Agreement and of the 1993 Stock Option Plan referred to therein.

     Enclosed is my check in the sum of $_____________ in payment for such shares.

I hereby represent that the shares of common shares to be delivered to me pursuant to the above-mentioned exercise of said Option are being acquired by me as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

Dated:
      ----------------------------


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Signature of Employee


Receipt is hereby acknowledged of the delivery to me by Vyrex Corporation of certificates for __________ common shares of the Corporation purchased by me pursuant to the terms and conditions of the Incentive Stock Option Agreement and 1993 Stock Option Plan referred to above.

Date:
      ----------------------------

----------------------------------
Signature of Employee

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